UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

LRAD Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15378 Avenue of Science, Ste 100
San Diego, California 92128
(Address of Principal Executive Offices)

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

LRAD Corporation (the “Company”) held its Annual Meeting of Stockholders on March 21, 2012. The following is a brief description of each matter voted upon at the 2012 Annual Meeting, as well as the number of votes cast for, against or withheld as to each matter and the number of abstentions and broker non-votes with respect to each matter:

Election of Directors:

The four individuals listed below were elected at the 2012 Annual Meeting to serve for a one-year term on the Company’s Board of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes

Thomas R. Brown	7,858,165	2,076,209	14,589,574
Helen C. Adams	9,374,006	560,368	14,589,574
Laura M. Clague	9,394,806	539,568	14,589,574
Raymond C. Smith	9,404,606	529,768	14,589,574

Ratification of Independent Registered Public Accounting Firm:

The ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2012 was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
23,325,394	1,171,354	27,200	0

Advisory Vote on the Compensation of our Named Executive Officers:

The compensation of the Company’s named executive officers as described in its Proxy Statement was approved, on an advisory, non-binding basis, by the following votes:

For	Against	Abstain	Broker Non-Votes
8,341,791	1,350,499	242,084	14,589,574

Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers:

The stockholders voted, on an advisory, non-binding basis, that the frequency of the advisory vote on compensation of named executive officers should be as follows:

One Year	Two Years	Three Years	Abstain
8,117,095	49,440	1,518,070	249,769

Consistent with the votes cast with respect to this matter, the Company’s board of directors has determined to hold an advisory vote on compensation of named executive officers every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2012

LRAD Corporation

By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer